UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

Aligos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39617	82-4724808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Corporate Dr., 2nd Floor South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(800) 466-6059

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALGS	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2026, Aligos Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Xiamen Amoytop Biotech Co., Ltd. (“Amoytop”), pursuant to which the Company grants to Amoytop an exclusive, non-transferable, royalty-bearing license, under certain Company-controlled intellectual property, to manufacture, develop and commercialize the Company’s investigational compound pevifoscorvir sodium in its current dosage form, formulation, and mode of administration (the “Licensed Product”) in the field of the treatment, prevention or palliation of Hepatitis B virus infection in humans, or Hepatitis B virus and Hepatitis D virus co-infection in humans (the “Field”), in the territory of mainland China, Taiwan, and the Special Administrative Regions of Hong Kong and Macau (the “Territory”). Amoytop has the right to have the Licensed Product made in the Territory by manufacturers meeting certain criteria, and to sublicense its rights, subject to certain restrictions. The Company retains the right to manufacture and develop the Licensed Product in the Territory for use outside of the Territory, and for use inside the Territory outside the Field. The license grant is subject to reservation of certain rights of the Company’s licensor (Emory University, or “Emory”) of a portion of the licensed intellectual property, and subject to the terms and conditions of the Company’s license agreement with Emory. Amoytop does not have the right to modify the structure or function of the Licensed Product. Any improvement made by Amoytop to manufacturing processes, analytical methods, formulation techniques or other operational know-how is owned by Amoytop and subject to a non-exclusive, perpetual, royalty-free license to the Company for use outside the Territory, and to use, make and have made products in the Territory for sale solely outside the Territory or Field.

The effectiveness of the License Agreement is conditioned upon Amoytop’s receipt of approval of the transaction at a meeting of its shareholders, which the Company expects to occur within 30 days of signing. The License Agreement will become effective automatically upon receipt of such approval and will terminate automatically if such approval is not received within 45 days after execution.

Under the terms of the License Agreement, Amoytop is to make an upfront cash payment to the Company of $25 million. Additionally, the Company will be eligible to receive future development, regulatory and commercial milestones totaling up to $420 million, along with tiered, high single-digit royalties on net sales in the Territory. The Company’s royalty obligations continue with respect to each region in the Territory until the later of (i) ten (10) years after the first commercial sale of the Licensed Product in such region, (ii) expiration of patents claiming the Licensed Product in such region, or (iii) loss of regulatory exclusivity for the Licensed Product in such region. In the event that Amoytop enters into a commercial sublicense, Amoytop is to pay to the Company a percentage of license issue fees, other upfront licensing fees and milestone fees received by Amoytop under such sublicense.

For a period of seven (7) years from the effective date of the License Agreement, the Company agrees to notify Amoytop if it develops a novel formulation or compound containing the same active ingredient as the Licensed Product that the Company intends to offer a license in the Field in the Territory to any third party. Amoytop would have a time-limited right to enter into good faith negotiations with the Company for an exclusive, royalty-bearing license to such compound in the Field in the Territory.

Under the terms of the License Agreement, Amoytop takes responsibility for development, regulatory activities, manufacturing and commercialization of the Licensed Product in the Field and Territory during the term of the License Agreement, at its cost. The parties will assemble a joint steering committee and a joint development committee to provide guidance on such activities. The Company will conduct a technical transfer as required by the terms of the License Agreement, at Amoytop’s cost. Amoytop agrees to use commercially reasonable efforts to develop, manufacture, seek regulatory approval, commercialize and maximize sales of the Licensed Product in the Field and in the Territory, and agrees to meet certain milestones.

Intellectual property arising from the Company’s activities under the License Agreement is included within the scope of the license granted to Amoytop under the License Agreement. Intellectual property arising from Amoytop’s activities under the License Agreement (“Amoytop Arising IP”) is licensed to the Company on an exclusive, perpetual, royalty-free basis to exploit any Company-controlled capsid assembly modulator products (“CAM Products”) outside the Territory and to conduct development and manufacturing activities on CAM Products in the Territory for use outside the Territory.

Subject to restrictions in applicable laws, the Company agrees to share with Amoytop pre-clinical and clinical raw data and CMC data comprising licensed know-how on at least a quarterly basis. Such data can be used by Amoytop in a manner consistent with its license rights and the terms and conditions of the License Agreement, including for reference in Amoytop’s regulatory filings. Additionally, subject to restrictions in applicable laws, Amoytop agrees to share with the Company on at least a quarterly basis pre-clinical and clinical raw data and CMC data generated under the License Agreement. Such data is licensed to the Company on a non-exclusive, perpetual, royalty-free basis to use for any and all purposes, including for reference in the Company’s regulatory filings.

The License Agreement remains in effect, unless terminated according to its terms, until expiration of all royalty terms. Either party may terminate the License Agreement for uncured material breach, which includes in the case of Amoytop, its failure to meet certain milestones within agreed time limits (other than due to force majeure), and matters related to legal and regulatory compliance. Either party may cause the activities under the License Agreement to be suspended for a period of time for serious safety or regulatory concerns regarding the Licensed Product in the Territory, after which the parties will refer the matter to an expert panel for a binding decision if the parties are unable to agree. Upon any termination, the licenses, rights and obligations of the parties terminate other than certain provisions that survive.

The License Agreement is not assignable other than by the Company due to a change in control of the Company or a sale or other disposition of the intellectual property licensed under the License Agreement or the Company’s business related thereto. The License Agreement contains various representations, warranties, covenants, disclaimers, limitations of liability, dispute resolution mechanisms, indemnities, insurance requirements, and other provisions customary for transactions of this nature.

The foregoing is only a summary description of the terms of the License Agreement, does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2026. The Company intends to omit certain confidential portions of the License Agreement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the expected timing of effectiveness of the License Agreement, the potential receipt of upfront, milestone and royalty payments thereunder, and the anticipated development, manufacture, regulatory approval and commercialization of the Licensed Product in the Territory. These statements are based on the Company’s current expectations and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the risk that Amoytop does not obtain shareholder approval of the transaction within the time period contemplated by the License Agreement (or at all), the risk that the conditions to effectiveness of the License Agreement are not satisfied, the risk that the milestones triggering future payments are not achieved, the risk that the Licensed Product does not receive required regulatory approvals or achieve commercial success in the Territory, and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q. Any forward-looking statements in this Current Report on Form 8-K speak only as of the date of this report, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGOS THERAPEUTICS, INC.

Date: April 21, 2026	By:	/s/ Lesley Ann Calhoun
Lesley Ann Calhoun
Executive Vice President, Chief Operating Officer & Chief Financial Officer